Exhibit 99.1

Logiq Restructures Management Team

With 2020-2021 Strategic Initiatives Successfully Achieved,

Company Pivoting to Customer Acquisition and M&A

New York, NY – January 13, 2022 – Logiq, Inc. (OTCQX: LGIQ, NEO: LGIQ), a global provider of award-winning consumer acquisition solutions, today announced a restructuring of the Company’s senior management team to better execute on its previously announced strategic direction. The changes are effective immediately and are as follows:

●	Logiq Co-Founder and Executive Chairman Brent Suen has been appointed Chief Executive Officer, a role he previously held from 2014 to 2020. He succeeds Tom Furukawa.

●	Chief of Staff John MacNeil has been appointed Chief Operating Officer, a role he previously held from December 2019 to November 2020. He succeeds Steven Hartman.

●	Haig Newton, President of DataLogiq, former head of Logiq Consumer Marketing, and co-founder of Push Interactive, will lead strategy and vision.

●	Manny Puentes, founder of Rebel AI, will lead Product Development (Logiq acquired Rebel AI in March 2021).

●	Bennett Robinson SVP of Product, has been active in compliance and data protection initiatives and will lead those efforts.

●	Chris Jahnke, Co-founder of Push Interactive (acquired early 2020), is promoted to EVP Media.

●	Toni Bounds, a Digital Media Specialist for DataLogiq, has been promoted to VP Reengagement.

●	Paige Colleredo has been hired as Logiq’s Senior Media Director.

●	Chad Phillips has been appointed SVP Growth.

●	David Niaz has been appointed SVP Engineering.

We anticipate formalizing some of the above roles with official titles after further board discussion and approval and will announce those titles as soon as they are completed.

“Logiq has grown tremendously and rapidly evolved in just the past two years,” says Logiq Executive Chairman and CEO Brent Suen. “With the pending spin-off of our mobile commerce business AppLogiq, our acquisitions of Push, Fixel and Rebel firmly integrated with solid customer traction underway, our entry into data-driven digital marketing is complete and we have the platform to move forward on customer acquisition as well as opportunistic M&A.

“Logiq’s reorganization of our management talent is a positive step that sets us up for increasing our operational and financial performance to further enhance shareholder value,” Mr. Suen added.

“I greatly appreciate the commitment and execution that Tom Furukawa and Steven Hartman have contributed to the organization, and we sincerely wish them well in their next opportunities.

Logiq is energized, and I believe this reorganization reinforces the nimble organization Tom and Steve helped create and continue to believe we remain well positioned with products, services and, most importantly, a motivated team to address the market opportunity before us.”

About Logiq

Logiq Inc. is a U.S.-based leading global provider of e-commerce and customer acquisition solutions. Its DataLogiq business provides a data-driven, end-to-end marketing and consumer acquisition solution. Its AI-powered LogiqX™ data engine delivers valuable consumer insights that enhance the ROI of online marketing spend and personalization. The company’s Fixel technology offers simplified online marketing with critical privacy features.

Connect with Logiq: Website | LinkedIn | Twitter| Facebook.

Important Cautions Regarding Forward Looking Statements

This press release contains certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the Safe Harbor created by those sections. This press release also contains forward-looking statements and forward-looking information within the meaning of Canadian securities legislation that relate to Logiq’s current expectations and views of future events. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “expects”, “will continue”, “is anticipated”, “anticipates”, “believes”, “estimated”, “intends”, “plans”, “forecast”, “projection”, “strategy”, “objective” and “outlook”) are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. No assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this press release should not be unduly relied upon.

These statements speak only as of the date of this press release. Forward-looking statements are based on a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond Logiq’s control, which could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking statements. In particular and without limitation, this press release contains forward-looking statements regarding our products and services, the use and/or ongoing demand for our products and services, expectations regarding our revenue and the revenue generation potential of our products and services, our partnerships and strategic alliances, the impact of global pandemics (including COVID-19) on the demand for our products and services, industry trends, overall market growth rates, our growth strategies, the continued growth of the addressable markets for our products and solutions, our business plans and strategies, the proposed separation of Logiq’s AppLogiq and DataLogiq business into two public companies, including, without limitation, our ability to successfully locate and consummate the contemplated strategic transactions, the structure of any such transaction, timing of such transaction, and the valuation of the businesses after completion of any such transaction, if any, and other risks described in the Company’s prior press releases and in its filings with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K and any subsequent public filings, and filings made pursuant to Canadian securities legislation that are available on www.sedar.com, including under the heading “Risk Factors” in the Company’s Canadian Prospectus.

Logiq undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. New factors emerge from time to time, and it is not possible for Logiq to predict all of them, or assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement.

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Brent Suen, Chief Executive Officer
Logiq, Inc.
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